SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 19, 2012  (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Bonus Awards for 2012

On December 19, 2012, the Compensation Committee of the Board of Directors of Radio One, Inc. (the “Company” or “Radio One”) awarded cash bonuses to certain of its named executive officers.  The bonuses payable to Peter D. Thompson, Chief Financial Officer, and Linda J. Vilardo, Chief Administrative Officer, were determined in the discretion of the Compensation Committee.  Each of Mr. Thompson and Mrs. Vilardo were awarded a cash bonus in the amount of $250,000.00.   The Compensation Committee did not make determinations as to bonus compensation for Alfred C. Liggins, III, Chief Executive Officer, or Catherine L. Hughes, Founder, and resolved that such amounts would be determined at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
December 26, 2012	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer